SUPPLY AGREEMENT
(the “Agreement”)

THIS AGREEMENT , is entered into as of this 5 day of May, 2010 (the “Effective Date”), by and between Havaya Corp. , a Delaware company with its principal place of business at 51 Sheshet Hayamim St., Kfar Saba, 44269, Israel (the “Buyer”), and Pacific Naturals , a California company with its principal place of business at 2049 N. Lincoln Street, Burbank CA, 91504 (the “Supplier”).  The Buyer and the Supplier are each a “Party” and collectively the “Parties”).

WHEREAS, the Buyer intends to market and sell teeth whitening kits under its own private label and the Supplier manufacturers teeth whitening kits, which the Supplier has agreed to manufacture under the Buyer’s private label (the “Private Label Products”); and

WHEREAS , the Buyer is interested in purchasing from the Supplier, and the Supplier in interested in supplying the Buyer with, the Private Label Products, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE , in consideration of the mutual promises contained herein, the parties agree as follows:

1.   Priority of Terms .  The Preamble and Exhibits to this Agreement constitute an integral part thereof.  In the event of a conflict, the terms contained in this Agreement supersede the terms and conditions set forth in any purchase order or purchase order approval document.

2.   Purchase of Products .  Subject to the terms and conditions of this Agreement, the Supplier agrees to sell to the Buyer, and the Buyer agrees to purchase from the Supplier, the Private Label Products listed in Exhibit A at the prices listed in Exhibit A, for exclusive distribution of the particular private label and sale to end customers by the Buyer.  In addition, Supplier shall provide the Buyer with the order fulfillment services listed in Exhibit A at the prices listed in Exhibit A.

3.   Labeling and Packaging . The Supplier shall label and package the Private Label Products pursuant to the Buyer’s Instructions.

4.   Regulatory Approvals .  The Supplier shall ensure that all Private Label Products sold to the Buyer shall be manufactured, labeled, packaged, and shipped in conformity with all applicable governmental laws and regulations, and the Supplier shall obtain and maintain throughout the term of this Agreement all necessary regulatory and compliance certifications and approvals.

5.   Purchase Orders ..  >From time to time as needed and at Buyer’s sole discretion, Buyer shall provide the Supplier with purchase orders for the Private Label Products. Upon execution of this Agreement the Buyer shall provide the Supplier with a purchase order for the purchase of its Private Label Products.

6.   Exclusivity ..  During the Term of this Agreement, the Supplier shall not, directly or indirectly, distribute or sell the Private Label Products to any third party without the advanced written consent of the Buyer.

7.   Payment Terms ..  The Buyer shall make payment on delivery or as mutually agred between the parties each order within current month plus fifteen (15) days after delivery, against presentation of an invoice.

8.   Warranties ..  The Supplier warrants that the Private Label Products will be free of defects in manufacture, materials, and workmanship.  The Supplier further warrants that the Private Label Products do not infringe any patent, copyright, or trade secret of any third party.  Upon the Buyer notifying the Supplier of a defect in any Private Label Product, the Supplier will promptly correct such defect or replace the defective Private Label Product, at no cost to the Buyer.

9.   Term ..  The term of this Agreement shall commence on the Effective Date, and shall extend for a period of three (3) years, unless otherwise terminated pursuant to this Section 8.  Upon completion of the initial three-year term and every year thereafter, the term of the Agreement shall be automatically renewed for an additional one year unless one Party gives the other Party sixty (60) days advanced written notice of termination; provided, however, that as long as Buyer purchases twenty thousand (20,000) Private Label Products in the first year, Supplier may not terminate the Agreement.

10.   Termination ..  Notwithstanding anything to the contrary, a Party may terminate this Agreement if (a) the other Party materially breaches this Agreement and continues in such breach for thirty (30) days after the non-breaching Party has given written notice thereof to the other Party, or, subject to Section 8 above, for convenience with ninety (90) days prior written notice.

11.   Confidentiality ..  The receiving party shall maintain in confidence and protect the secrecy of all confidential information of the other Party, and agrees that it shall not disclose, transfer, use in an unauthorized manner, copy, or allow access to any such confidential information to any employees, agents, or third parties, except for those who have a need to know such confidential information to fulfill the purposes of this Agreement, and who are bound by contractual obligations of confidentiality and limitation of use sufficient to give effect to this Section 10.  The provisions of this Section 10 shall survive the expiration or termination of this Agreement.

12.   Indemnification ..  The Supplier shall indemnify the Buyer for any and all costs and expenses incurred by the Buyer, directly or indirectly, (including without limitation, attorney’s fees, settlement costs, court expense, and payments made in connection with any proceeding brought against the Buyer), as a result of (a) any product liability claim relating to, or any action by any third party in connection with, the Products, provided that the Private Label Products, or use thereof, are alleged to be the cause of the injury allegedly suffered; or (b) any claim that the Private Label Products infringe the intellectual property rights of a third party.

13.   Limitation of Liability.

13.1  IN NO EVENT SHALL THE EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CLAIM OR CLAIMS ARISING OUT OF THIS AGREEMENT IN AN AMOUNT EXCEEDING THE AGGREGATE PROCEEDS PAID BY BUYER TO SUPPLIER UNDER THIS AGREEMENT.

13.2  EXCEPT FOR CLAIMS OF INFRINGEMENT, BREACH OF CONFIDENTIALITY, FRAUD OR WILFULL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST BUSINESS PROFIT) SUSTAINED BY SUCH PARTY OR ANY OTHER INDIVIDUAL OR ENTITY FOR ANY MATTER ARISING OUT OF OR PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT.  EACH PARTY HEREBY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING LIMITATION HAS BEEN NEGOTIATED BY THE PARTIES AND REFLECTS A FAIR ALLOCATION OF RISK.

14.   Governing Law ..  This Agreement shall be governed by and construed under the laws of the State of California.

15.   Miscellaneous ..  The terms and conditions of this Agreement comprise the entire understanding of the Parties in connection with the Products, and they shall prevail over any oral or written understanding, commitment, representation, or undertaking entered into prior to the signing of this Agreement.   Neither Party may assign any of its respective rights and obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that the Buyer may in its sole discretion and without the consent of the Supplier, assign the Buyer’s rights and obligations under this Agreement to any affiliate of the Buyer. This Agreement may be executed any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement:

Havaya Corp .	Pacific Naturals

/s/ Avraham Grundman	/s/ Christopher Blondeau
Name:	Name: Christopher Blondeau
Title:	Title: COO
Date:	Date: 5/05/10

EXHIBIT A

PRODUCTS, SERVICES, AND PRICES

1.  The teeth whitening kits will cost $3.20 per kit and will include:

•	1 mouth for gel to be filled at home (containing lip guards and breathable holes);

•	1 x 10cc gel tube for 20 applications (the gel tube has a shelf life of 12 months).

•	1x travel case (white box) to store the tray.

•	instructions.

2.  Order Fulfillment Services:
Service	Price
Packing and Handling	$1.25 per shipment
Shipping:	At cost
Storage:	$16 per pallet
RMA:	$1.35 per returned product
Packaging (including putting the syringe, mouth tray and the case into a zip bag and into the Private Label boxes):	$0.35 per unit
Custom Box:	5,000 - $0.55 per box 20,000 - $0.40 per box 100,000 - $0.31 per box
Zip Bag:	$0.08 per bag
Merchant account:	$
Call Center
1-800 number	$8 per month
Minutes	$0.75 per minute for 1,000 minutes $0.70 per minute for 5,000 minutes $0.65 per minute for 10,000 minutes
Incoming calls	$
Greeting	$0.15 per minute

When the Buyer places orders at a rate of over 500 units per day, the prices will be reduced.

3.  Any other products and services will be added to this exhibit as needed upon agreement of the Parties.